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                                                                   EXHIBIT 10.5


                                OFFICE BUILDING LEASE

                                       Between

                       VILLAGE PLAZA ASSOCIATES, LLC, Landlord

                                         And


                                 SCOOP, INC., Tenant














                                      Premises:


                                      Suite 100
                                 2450 Redhill Avenue
                             Santa Ana, California  92705
                                   Carnegie Centre



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                                   LEASE AGREEMENT


    THIS LEASE, dated September 9, 1996, between VILLAGE PLAZA ASSOCIATES, LLC a California limited liability company ("Landlord"), and SCOOP, INC., a California corporation ("Tenant").


    1.   LEASE OF PREMISES.  In consideration of the Rent, as defined in
Section 5.4 below, and the other terms and provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises described in
Section 2(k) below. The Premises are located within the Building and Project described in Section 2(m) below. Tenant shall have the non-exclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to the use of the Common Areas defined in Section 2(e) below.

    2. DEFINITIONS. As used in this Lease, the following terms shall have the following meanings:

         (a)  BASE RENT (INITIAL):  $87,480.00 per year.

         (b)  BASE YEAR:  Calendar year 1996.

         (c)  BROKER(S):  For Landlord: Grubb & Ellis Company; for Tenant:
Grubb & Ellis Company. In the event that Grubb & Ellis Company represents both Landlord and Tenant, Landlord and Tenant hereby confirm that they were timely advised of the dual representation and that they consent to the same, and that they do not expect said broker to disclose to either of them the confidential information of the other party.

         (d) ESTIMATED COMMENCEMENT DATE: October 15, 1996, subject to the provisions of Article 4 below.

         (e) COMMON AREAS: The building lobbies, common corridors and hallways, restrooms, garage and parking areas, stairways, landscaped areas, sidewalks, driveways, monument signage, service quarters, walls, fire stairs, telephone and electric closets, aisles, truck docks, plazas, service areas, and all other areas and facilities around the Premises and within the exterior boundaries of the Property which are provided for the general use and convenience of Tenant, other tenants and subtenants of the Project and their respective employees, invitees and other visitors. Landlord shall have the right to establish and enforce reasonable rules and regulations concerning the maintenance and use of the Common Areas, provided that such rules and regulations shall not materially impair or interfere with Tenant's use of, business operations at or access to the Premises.

         (f) EXPIRATION DATE: September 30, 2000, unless otherwise sooner terminated in accordance with the provisions of this Lease.

         (g) LANDLORD'S MAILING ADDRESS: Village Plaza Associates, 250 West First Street, Suite #254, Claremont, California 91711.

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         TENANT'S MAILING ADDRESS:  2450 Red Hill, Suite 100, Santa Ana,
California  92705.

         (i) MONTHLY INSTALLMENTS OF BASE RENT (INITIAL): As set forth on the attached EXHIBIT E.

         (j) PARKING: Tenant shall be permitted to park, free of charge, twenty-five (25) cars on a non-exclusive basis in the area(s) of the Project designated by Landlord for parking. Tenant shall abide by any and all parking regulations and rules established from time to time by Landlord or Landlord's parking operator, provided, however, that Tenant's parking shall be free of charge throughout the Term. Landlord reserves the right to separately charge Tenant's guests and visitors for parking.

         (k) PREMISES: That portion of the Building containing approximately 6339 square feet of Rentable Area, shown by diagonal lines on Exhibit "A," located on the first floor of the Building and known as Suite 100.

         (l)  RENT:  As defined in Section 5.4 below.

         (m) PROJECT: The building of which the Premises are a part (the "Building") and any other buildings or improvements on the real property (the "Property") located at 2450 Redhill Avenue, Santa Ana, California 92705 and further described in Exhibit "B" attached. The Project is known as Carnegie Centre.

         (n) RENTABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

         (o)  SECURITY DEPOSIT (ARTICLE 7):  $ 8,241.00.

         (p)  STATE:  The State of California.

         (q) TENANT'S PROPORTIONATE SHARE: 17.6%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Project, as determined by Landlord from time to time. The Project consists of one building containing a total Rentable Area of 36,117 square feet.

         (r) TENANT'S USE (ARTICLE 8): General office use, publishing services and the electronic collection and distribution (through the Internet and other channels) of business information.

         (s) TERM: Approximately four (4) years, commencing on the Commencement Date and expiring at midnight on the Expiration Date.

    3. EXHIBITS AND ADDENDA. The exhibits and addenda listed below are incorporated by reference in this Lease:

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         (a)  EXHIBIT "A":  Floor Plan showing the Premises.
         (b)  EXHIBIT "B":  Site Plan of the Project.
         (c)  EXHIBIT "C":  Building Standard Work Letter.
         (d)  EXHIBIT "D":  Rules and Regulations.
         (e)  EXHIBIT "E":  Addendum
         (f)  SCHEDULE 1:   Exclusions from Project Operating Costs

    4. DELIVERY OF POSSESSION. Landlord shall use reasonable efforts to complete Landlord's Initial Work as soon as reasonably possible after the execution of this Lease. Tenant shall have the right to enter upon and possess the Premises upon Landlord's completion of Landlord's Initial Work for the purpose of commencing Tenant's fixturizing, furniture and equipment installation in and to the Premises and commencing business operations at the Premises.
Such early entry shall not affect the Commencement Date; PROVIDED, HOWEVER, that if Landlord does not complete Landlord's Initial Work, as defined in Exhibit "C", by September 16, 1996, the Commencement Date shall occur thirty (30) days after Landlord completes Landlord's Initial Work. Landlord shall use reasonable efforts to complete "Landlord's Additional Work" as defined in Exhibit "C" on or before the Commencement Date. If for any reason Landlord does not deliver possession of the Premises to Tenant by September 16, 1996, or complete Landlord's Additional Work by the Commencement Date, Landlord shall not be subject to any liability for such failure, the Expiration Date shall not change and the validity of this Lease shall not be impaired. "Delivery of possession" shall be deemed to occur on the date Landlord completes Landlord's Initial Work as defined in Exhibit "C." Any early possession by Tenant pursuant to this
Article 4 shall be subject to the provisions of this Lease, other than the payment of Rent.

    5.   RENT.

         5.1 PAYMENT OF BASE RENT. Tenant agrees to pay the Base Rent for the Premises during the Term. Monthly Installments of Base Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, the Base Rent for the partial month shall be prorated on a per diem basis. Tenant shall pay Landlord the first Monthly Installment of Base Rent when Tenant executes the Lease.

         5.2  INTENTIONALLY OMITTED

         5.3  PROJECT OPERATING COSTS.

              (a) In order that the Rent payable during the Term reflect any increase in Project Operating Costs, Tenant agrees to pay to Landlord as additional Rent, Tenant's Proportionate Share of all increases in Project Operating Costs, as provided below.

              (b) If, during any calendar year of the Term, Project Operating Costs exceed the Project Operating Costs for the Base Year, Tenant shall pay to Landlord, in addition to the Base Rent and all other payments due under this Lease, an amount equal to Tenant's

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Proportionate Share of such excess Project Operating Costs in accordance with the provisions of this Section 5.3(b).

                   (1) The term "Project Operating Costs" shall mean all those items described in the following subparagraphs (a) and (b).

                        (a) All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Building or Project or their operation, including without limitation, (i) real properly taxes or assessments levied or assessed against the Building or Project, (ii) assessments or charges levied or assessed against the Building or Project by any redevelopment agency, (iii) any tax measured by gross rentals received from the leasing of the Premises, Building or Project, excluding any net income, franchise, capital stock, estate or inheritance taxes imposed by the State or federal government or their agencies, branches or departments; provided that if at any time during the Term any governmental entity levies, assesses or imposes on Landlord any (1) general or special, ad valorem or specific, excise, capital levy or other tax, assessment, levy or charge directly on the Rent received under this Lease or on the rent received under any other leases of space in the Building or Project, or (2) any license fee, excise or franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon such rent, or (3) any transfer, transaction, or similar tax, assessment, levy or charge based directly or indirectly upon the transaction represented by this Lease or such other leases, or (4) any occupancy, use, per capita or other tax, assessment, levy or charge based directly or indirectly upon the use or occupancy of the Premises or other premises within the Building or Project, then any such taxes, assessments, levies and charges shall be deemed to be included in the term Project Operating Costs. If at any time during the Term the assessed valuation of, or taxes on, the Project are not based on a completed Project having at least ninety percent (90%) of the Rentable Area occupied, then the "taxes" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the taxes which would have been payable it the Project were completed and at least ninety percent (90%) occupied.

                        (b)  Operating costs incurred by Landlord in
maintaining and operating the Building and Project, including without limitation the following: costs of (1) utilities; (2) supplies; (3) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Building and Project as required by Landlord or its lenders for the Project); (4) services of independent contractors; (5) compensation (including employment taxes and fringe benefits) of all persons who perform duties connected with the operation, maintenance, repair or overhaul of the Building or Project, and equipment, improvements and facilities located within the Project, including without limitation engineers, janitors, painters, floor waxers, window washers, security and parking personnel and gardeners (but excluding persons performing services not uniformly available to or performed for substantially all Building or Project tenants); (6) operation and maintenance of a room for delivery and distribution of mail to tenants of the Building or Project as required by the U.S. Postal Service (including, without limitation, an amount equal to the fair market rental value of the mail room premises); (7) management of the Building or Project, whether managed by Landlord or an independent contractor (including, without limitation, an amount equal to the fair market value of any on-site manager's office); (8) rental expenses for (or a reasonable depreciation allowance on) personal property used in the maintenance, operation

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or repair of the Building or Project; (9) costs, expenditures or charges
(whether capitalized or not) required by any governmental or quasi-governmental authority; (10) amortization of capital expenses (including financing costs) required, in the Landlord's reasonable judgment, for the proper operation of the Building and Project, including without limitation those (i) required by a governmental entity for energy conservation or life safety purposes, or (ii) made by Landlord to reduce Project Operating Costs; and (iii) any other costs or expenses incurred by Landlord under this Lease and not otherwise reimbursed by tenants of the Project. If at any time during the Term, less than ninety percent (90%) of the Rentable Area of the Project is occupied, the "operating costs" component of Project Operating Costs shall be adjusted by Landlord to reasonably approximate the operating costs which would have been incurred if the Project had been at least ninety percent (90%) occupied.

                   (2) Tenant's Proportionate Share of increases in Project Operating Costs shall be payable by Tenant to Landlord as follows:

                        (a) Beginning with the calendar year following the Base Year and for each calendar year thereafter ("Comparison Year"), Tenant shall pay Landlord an amount equal to Tenant's Proportionate Share of the amount by which the total Project Operating Costs incurred by Landlord for the Comparison Year exceeds the total Project Operating Costs incurred by Landlord for the Base Year. This excess is referred to as the "Excess Expenses."

                        (b)  To provide for current payments of Excess
Expenses, Tenant shall, at Landlord's request, pay as additional rent during each Comparison Year, an amount equal to Tenant's Proportionate Share of the estimated Excess Expenses payable during such Comparison Year. Any request by the Landlord for Tenant to make current payments of estimated Excess Expenses or to increase such estimated Excess Expenses for any Comparison Year shall be accompanied by a written statement or statements showing in reasonable detail
(i) Landlord's reasonable estimate of the Project Operating Costs for the applicable Comparison Year and (ii) the actual Project Operating Costs for the Base Year. Such payments shall be made in monthly installments, commencing on the first day of the month following the month in which Landlord notifies Tenant of the amount it is to pay hereunder and continuing until the first day of the month following the month in which Landlord gives Tenant a new notice of estimated Excess Expenses. It is the intention hereunder to estimate from time to time the amount of the Excess Expenses for each Comparison Year and Tenant's Proportionate Share thereof, and then to make an adjustment in the following year based on the actual Excess Expenses incurred for that Comparison Year.

                        (c) On or before April 1 of each Comparison Year after the first Comparison Year (or as soon thereafter as is practical), Landlord shall deliver to Tenant a written statement or statements setting forth in reasonable detail the actual Project Operating Costs for the preceding Comparison Year and the Base Year and Tenant's Proportionate Share of the Excess Expenses for the preceding Comparison Year. If Tenant's Proportionate Share of the actual Excess Expenses for the previous Comparison Year exceeds the total of the estimated monthly payments made by Tenant for such year, Tenant shall pay Landlord the amount of the deficiency within ten (10) days of the receipt of the statement. If such total of estimated monthly payments exceeds Tenant's Proportionate Share of the

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actual Excess Expenses for such Comparison Year, then Landlord shall credit against Tenant's next ensuing monthly installments(s) of additional rent an amount equal to the difference until the credit is exhausted. If a credit is due from Landlord on the Expiration Date, Landlord shall pay Tenant the amount of the credit. The obligations of Tenant and Landlord to make payments required under this Section 5.3 shall survive the Expiration Date.

                        (d) Tenant's Proportionate Share of Excess Expenses in any Comparison Year having less than 365 days shall be appropriately prorated.

                        (e) If any dispute arises as to the amount of any additional Rent due hereunder, Tenant shall have the right after reasonable notice and at reasonable times to inspect Landlord's accounting records at Landlord's accounting office and, if after such inspection Tenant still disputes the amount of additional rent owed, a certification as to the proper amount shall be made by Landlord's certified public accountant, which certification shall be final and conclusive. Tenant agrees to pay the cost of such certification unless it is determined that Landlord's original statement overstated Project Operating Costs by more than five percent (5%).

                        (f) Notwithstanding anything in this Lease to the contrary, (i) Tenant shall not be required to pay as additional rent hereunder any Excess Expenses for the initial twelve (12) months of the Term (it being understood that Tenant's Proportionate Share of any Excess Expenses for Comparison Year 1997 shall be prorated based upon the number of days of Comparison Year 1997 remaining after the expiration of such twelve (12) month period), (ii) any Project Operating Cost items not included in the Base Year which are added to the Project thereafter shall be imputed into the Base Year; and (iii) Project Operating Costs shall not include any of the items set forth on Schedule 1 attached hereto.

         5.4 DEFINITION OF RENT. All costs and expenses which Tenant assumes or agrees to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent is sometimes referred to as the "Rent").
The Rent shall be paid to the Building manager (or other person) and at such place, as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America.

         5.5 RENT CONTROL. If the amount of Rent or any other payment due under this Lease violates the terms of any governmental restrictions on such Rent or payment, then the Rent or payment due during the period of such restrictions shall be the maximum amount allowable under those restrictions. Upon termination of the restrictions, Landlord shall, to the extent it is legally permitted, recover from Tenant the difference between the amounts received during the period of the restrictions and the amounts Landlord would have received had there been no restrictions.

         5.6 TAXES PAYABLE BY TENANT. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall reimburse Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties,

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where such taxes are upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal properly located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Building Standard Work made by Landlord, regardless of whether title to such improvements is held by Tenant or Landlord; and, to the extent actually imposed by any taxing authority and not otherwise charged by Landlord as Project Operating Costs (a) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (b) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

    6. INTEREST AND LATE CHARGES. If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, the unpaid amounts shall bear interest at the maximum rate then allowed by law. Tenant acknowledges that the late payment of any Monthly Installment of Base Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease, including without limitation, administrative and collection costs and processing and accounting expenses, the exact amounts of which are extremely difficult to ascertain. Therefore, in addition to interest, if any such installment is not received by Landlord within ten (10) days from the date it is due, Tenant shall pay Landlord a late charge equal to ten percent (10%) of such installment. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered from such nonpayment by Tenant. Acceptance of any interest or late charge shall not constitute a waiver of Tenant's default with respect to such nonpayment by Tenant nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease.

    7. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord the Security Deposit set forth at Section 2(o) upon execution of this Lease, as security for Tenant's faithful performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord. If Tenant defaults in the payment of any Rent or other amount when due and payable under this Lease, or defaults under any of the other terms hereof, Landlord may appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant's default or breach, and for any loss or damage sustained by Landlord as a result of Tenant's default or breach, and Landlord may so apply or use this deposit without prejudice to any other remedy Landlord may have by reason of Tenant's default or breach. If Landlord so uses any of the Security Deposit, Tenant shall,

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within ten (10) days after written demand therefor, restore the Security
Deposit to the full amount originally deposited. Tenant's failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for at Article 27 hereof. Within thirty (30) days after the Term (or any extension thereof) has expired or Tenant has vacated the Premises, whichever shall last occur, and provided Tenant is not then in default on any of its obligations hereunder, Landlord shall return the Security Deposit to Tenant, or, if Tenant has assigned its interest under this Lease, to the last assignee of Tenant. If Landlord sells its interest in the Premises, Landlord may deliver this deposit to the purchaser of Landlord's interest and thereupon be relieved of any further liability or obligation with respect to the Security Deposit.

    8. TENANT'S USE OF THE PREMISES. Tenant shall use the Premises solely for the purposes set forth in Tenant's Use Clause. Tenant shall not use or occupy the Premises in violation of law or any covenant, condition or restriction affecting the Building or Project or the certificate of occupancy issued for the Building or Project, and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy issued for the Building or the Project and shall, upon notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or the certificate of occupancy. Tenant, at Tenant's own cost and expense, shall comply with all laws, ordinances, regulations, rules and/or any directions of any governmental agencies or authorities having jurisdiction which shall, by reason of the nature of Tenant's use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to the Premises or its use or occupation[; provided, however, that Landlord shall bear all costs and expenses for any capital repairs or structural changes to the Project, including the Premises and the Common Areas, required to comply with the Americans with Disabilities Act (the "ADA"), Title 24 (California) and any other applicable laws, rules, regulations, ordinances or directions of any governmental authorities or agencies over the term of this Lease and any extension period, unless such costs or expenses are imposed as a result of any work or improvement or alteration performed by or on behalf of Tenant in or about the Premises, other than Landlord's Initial Work and Landlord's Additional Work. A judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant that Tenant has violated any such laws, ordinances, regulations, rules and/or directions in the use of the Premises shall be deemed to be a conclusive determination of that fact as between Landlord and Tenant. Tenant shall not do or permit to be done anything which will invalidate or increase the cost of any fire, extended coverage or other insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of the Insurance Services Office or any other organization performing a similar function. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for such policy by reason of Tenant's failure to comply with the provisions of this Article. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises.

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    9.   SERVICES AND UTILITIES.  Landlord agrees to furnish to the Premises and subject to the Rules and Regulations of the Building or Project, water and electricity for normal computer and desk top office equipment and normal copying equipment twenty-four (24) hours per day, seven (7) days per week throughout the Term, and heating, ventilation and air conditioning ("HVAC") as required for the comfortable use and occupancy of the Premises from the hours of 8:00 a.m. to 6:00 p.m., Monday through Friday, and Saturdays from 8:00 a.m. to 1:00 p.m., excluding Holidays. If Tenant desires HVAC at any other time, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant and Tenant shall pay Landlord's actual out of pocket costs therefor on demand as additional rent hereunder. Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent be abated by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (iii) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Unless due to Landlord's gross negligence or willful misconduct, Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through or in connection with or incidental to failure to furnish any such services. Notwithstanding anything in this Lease to the contrary, in the event of failure or interruption in the furnishing of utilities or services to the Premises, Landlord will take all reasonable steps to restore the interrupted utilities or services. If, due to any interruption in the furnishing of utilities or services, Tenant's use of the Premises is materially interfered with for five
(5) consecutive days or ten (10) days in any month, then Tenant's rent shall be reduced to the extent of any rental interruption insurance proceeds actually received by Landlord in connection with any such interruption. If Tenant uses heat generating machines or equipment in the Premises which affect the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand by Landlord as additional rent hereunder.

         Tenant shall not, without the written consent of Landlord, use any apparatus or device in the Premises using in excess of 120 volts, which consumes more electricity than is usually furnished or supplied for the use of Premises as general office space, as determined by Landlord. Landlord reserves the right to charge Tenant for any such excess if, based upon comparable usage for other Tenant's of the Building, Tenant has, in Landlord's reasonable business judgment, consumed excessive amounts of electricity in any given month. Tenant shall not connect any apparatus with electric current except through existing
electrical outlets in the Premises.   Tenant shall not consume water or electric
current in excess of that usually furnished or supplied for the use of Premises as general office (as determined by Landlord), without first procuring the written consent of Landlord, which Landlord may refuse in Landlord's sole and absolute discretion.

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         Landlord shall furnish elevator service, janitorial service, lighting replacement for building standard lights, restroom supplies, and window washing in a manner that such services are customarily furnished to comparable office buildings in the area.

    10. CONDITION OF THE PREMISES. Tenant's taking possession of the Premises shall be deemed conclusive evidence that as of the date of taking possession the Premises are in good order and satisfactory condition, except for such matters as to which Tenant gave Landlord notice on or before the Commencement Date. No promise of Landlord to alter, remodel, repair or improve the Premises, the Building or the Project and no representation, express or implied, respecting any matter or thing relating to the Premises, Building, Project or this Lease (including, without limitation, the condition of the Premises, the Building or the Project) have been made to Tenant by Landlord or its Broker or Sales Agent, other than as may be contained herein or in a separate exhibit or addendum signed by Landlord and Tenant.

    11.  CONSTRUCTION, REPAIRS AND MAINTENANCE.

         (a)  LANDLORD'S OBLIGATIONS.  Landlord shall perform Landlord's
Initial Work and Landlord's Additional Work to the Premises as described in Exhibit "C." Except as otherwise set forth in this Lease, Landlord shall maintain in good order, condition and repair the Building, including without limitation the Common Areas, the building exterior, all interior windowsthe Building systems providing the services and utilities to be provided by Landlord pursuant to Article 9 hereof (including all plumbing, pipes and fixtures, electrical wiring and switches) and all other portions of the Premises and the Project not the obligation of Tenant or of any other tenant in the Building.

         (b)  TENANT'S OBLIGATIONS.

              (1)  Intentionally omitted.

              (2) Tenant at Tenant's sole expense shall, except for services furnished by Landlord pursuant to Article 9 and 11(a) hereof, maintain the Premises in good order, condition and repair, including the interior surfaces of the ceilings, walls, floors and doors, and, if the need for such repair or maintenance arises out of the misuse or negligence of Tenant, its agents, contractors, employees or invitees, all interior windows, all plumbing, pipes and fixtures, electrical wiring, switches and fixtures, Building Standard furnishings and special items and equipment installed by or at the expense of Tenant.

              (3) Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof, the need for which arises out of (i) the installation or removal of Tenant's Property (as defined in Article 13) in or from the Premises, (ii) the moving of Tenant's Property into or out of the Building, or (iii) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

              (4) If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Tenant notice to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work. Any amount so expended by Landlord shall be paid by Tenant promptly after demand with interest at the prime commercial rate then being charged by Bank of America
NT & SA plus two percent (2%) per annum, from the date such amounts were expended by Landlord, but not to exceed the maximum rate then allowed by law. Landlord shall have no liability to Tenant for any damage, inconvenience, or interference with the use of the Premises by Tenant as a result of performing any such work.

         (c) COMPLIANCE WITH LAW. Landlord and Tenant shall each do all acts required to comply with all applicable laws, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein.

         (d) LOAD AND EQUIPMENT LIMITS. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry, as determined by Landlord or Landlord's structural engineer. The cost of any such determination made by Landlord's structural engineer shall be paid for by Tenant upon demand. Tenant shall not install business machines or mechanical equipment which cause noise or vibration to such a degree as to be objectionable to Landlord or other Building tenants.

         (e) Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant's obligations under this Lease be reduced or abated in any manner whatsoever by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord's making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant's lease or required by law to make in or to any portion of the Project, Building or the Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant's business in the Premises.

         (f) Tenant shall give Landlord prompt notice of any damage to or defective condition in any part or appurtenance of the Building's mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

    12.  ALTERATIONS AND ADDITIONS.

         (a) Tenant shall not make any additions, alterations or improvements to the Premises (except for cosmetic or decorative items or interior, non-structural alteration to the Premises) without obtaining the prior written consent of Landlord which may be granted or withheld in Landlord's sole and absolute discretion. Without limiting the grounds on which the Landlord may withhold its consent, Landlord's consent may be conditioned on Tenant's removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. All work with respect to any addition, alteration or improvement shall be done in a good and workmanlike manner by properly qualified and licensed personnel approved by Landlord, and such work shall be diligently prosecuted to completion. Landlord may, at Landlord's option, require that any such work be performed by Landlord's contractor, in which case the cost of such work shall be paid for before commencement of the work. Tenant shall pay to Landlord upon completion of any such work by Landlord's contractor, an administrative fee of ten percent (10%) of the cost of the work.
Notwithstanding the foregoing, Landlord's Initial Work and Landlord's Additional Work shall be governed exclusively by Exhibit "C" attached.

         (b) Tenant shall pay the costs of any work done on the Premises pursuant to Section 12(a), and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant shall indemnify, defend against and keep Landlord free and harmless from all liability, loss, damage, costs, attorneys' fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

              Tenant shall keep Tenant's leasehold interest, and any additions or improvements which are or become the property of Landlord under this Lease, free and clear of all attachment or judgment liens. Before the actual commencement of any work for which a claim or lien may be filed, Tenant shall give Landlord notice of the intended commencement date a sufficient time before that date to enable Landlord to post notices of non-responsibility or any other notices which Landlord deems necessary for the proper protection of Landlord's interest in the Premises, Building or the Project, and Landlord shall have the right to enter the Premises and post such notices at any reasonable time.

         (c) Landlord may require, at Landlord's sole option, that Tenant provide to Landlord, at Tenant's expense, a lien and completion bond in an amount equal to at least the total estimated cost of any additions, alterations or improvements to be made in or to the Premises for which Landlord's consent is required pursuant to this Article 12, to protect Landlord against any liability for mechanic's and materialmen's liens and to insure timely completion of the work. Nothing contained in this Section 12(c) shall relieve Tenant of its obligation under Section 12(b) to keep the Premises, Building and Project free of all liens.

         (d)  Unless their removal is required by Landlord as provided in
Section 12(a), all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term; provided, however, Tenant's equipment, machinery and trade fixtures which can be removed without damage to the Premises and all other Tenant's Property (as defined in Section 13(b) below) shall remain the property of Tenant and may be removed, subject to the provisions of Section 13(b).

    13.  LEASEHOLD IMPROVEMENTS; TENANT'S PROPERTY.

         (a) All fixtures, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the Term, whether or not by or at the expense of Tenant ("Leasehold Improvements"), shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13(b).

         (b) All movable partitions, business and trade fixtures, machinery and equipment, including, without limitation, communications equipment, computer equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned or leased by Tenant and located in the Premises (collectively "Tenant's Property") shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term; provided that if any of Tenant's Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal.

    14. RULES AND REGULATIONS. Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit "D" as the same may be reasonably modified by Landlord from time to time. Landlord shall not be responsible for any violation of said rules and regulations by other tenants or occupants of the Building or Project.

    15. CERTAIN RIGHTS RESERVED BY LANDLORD. Landlord reserves the following rights, exercisable without liability to Tenant for (i) damage or injury to property, person or business, (ii) causing an actual or constructive eviction from the Premises, or (iii) disturbing Tenant's use or possession of the
Premises:

         (a) To name the Building and Project and to change the name or street address of the Building or Project;

         (b) To install and maintain all signs on the exterior and interior of the Building and Project;

         (c) To have pass keys to the Premises and all doors within the Premises, excluding Tenant's vaults and safes;

         (d) At any time during the Term, and on reasonable prior notice to Tenant, to inspect the Premises, and to show the Premises to any prospective purchaser or mortgagee of the Project, or to any assignee of any mortgage on the Project, or to others having an interest in the Project or Landlord, and during the last six (6) months of the Term, to show the Premises to prospective tenants thereof;

         (e) To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord's interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use its best efforts under the particular circumstances to minimize interference with Tenant's business in the Premises in the course of any such entry.

    16. ASSIGNMENT AND SUBLETTING. No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this
Article 16.

         (a) Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Any of the foregoing acts without such consent shall be void and shall, at the option of Landlord, terminate this Lease. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the written consent of Landlord. Notwithstanding anything in this Lease to the contrary, Landlord's consent shall not be required for an assignment or subletting to an affiliate, subsidiary or successor of Tenant by merger, reorganization or sale of assets, or for any transfer or issuance of Tenant's stock as part of a reorganization or public or private equity financing, PROVIDED, HOWEVER, that (i) Tenant is not in default in the performance of any of its obligations hereunder; (ii) except in connection with a reincorporation of Tenant which changes Tenant's domicile without materially changing the ownership of Tenant (as reincorporated), the assignee or subtenant have a net worth equal to or greater than that of Tenant as of the date of this Lease; and (iii) prior to effectuating any such assignment or subleasing, Tenant notify Landlord in writing of the name and address of such assignee or subtenant; its type of business (e.g., corporation, partnership, limited liability company) and state of organization; the names and titles of the principal officers of such assignee or subtenant; and the names of the majority owners of such assignee or subtenant. Each of the foregoing permitted transactions effectuated in compliance with this Section 16(a) is hereafter referred to as a "Permitted Transfer."

         (b) If at any time or from time to time during the Term Tenant desires to assign this Lease or sublet all or any part of the Premises, Tenant shall give notice to Landlord setting forth the terms and provisions of the proposed assignment or sublease, and the identity of the proposed assignee or subtenant, Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Except with respect to Permitted Transfers, Landlord shall have the option, exercisable by notice given to Tenant within twenty (20) days after Tenant's notice is given, either to sublet such space from Tenant at the rental and on the other terms set forth in this Lease for the term set forth in Tenant's notice, or, in the case of an assignment, to terminate this Lease. If Landlord does not exercise such option,

              (1) Except with respect to Permitted Transfers, Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld;

              (2) The assignment or sublease shall be on the same terms set forth in the notice given to Landlord;

              (3) No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises until an executed counterpart of such assignment or sublease has been delivered to Landlord;

              (4) No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained; and

              (5) Any sums or other economic consideration received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate, (i) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (ii) any real estate brokerage commissions or fees payable in connection with such assignment or subletting, shall be paid to Landlord as additional rent under this Lease without affecting or reducing any other obligations of Tenant hereunder;

              (6) The assignee or sublessee shall assume, in full, the obligations of Tenant under this Lease;

              (7) In the event of any assignment or subleasing with the Landlord's consent, Tenant shall in any event remain fully liable under this Lease.

              If Tenant is a corporation or partnership, the sale or other transfer of forty-nine percent (49%) or more of the shares or other equity interest of Tenant, other than in a Permitted Transfer, shall be deemed an assignment under this Article 16 and shall require the consent of Landlord.

              Tenant understands and acknowledges that any options granted under this Lease, including without limitation renewal options, are personal to the named Tenant and shall terminate and be of no further force or effect in the event of an assignment of this Lease or a subleasing of the Premises, other than in a Permitted Transfer.

         (c) No subletting or assignment shall release Tenant of Tenant's obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments of the Lease or sublettings or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

         (d) If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment or subletting or if Tenant requests the consent of Landlord for any act that Tenant proposes to do, then Tenant shall, upon demand, pay Landlord an administrative fee of One Hundred Fifty and No/100 Dollars ($150.00) plus attorneys' fees not to exceed $1,000.00 reasonably incurred by Landlord in connection with such act or request.

    17. HOLDING OVER. If after expiration of the Term, Tenant remains in possession of the Premises, Tenant shall become a tenant at sufferance only, and no renewal of the Term of this Lease or month-to-month tenancy shall be inferred from such holding over. Notwithstanding the foregoing, Tenant shall comply with all the provisions of this Lease, but the "Monthly Installments of Base Rent" payable by Tenant shall be increased to one hundred twenty-five percent (125%) of the Monthly Installments of Base Rent payable by Tenant at the expiration of the Term. Such monthly rent shall be payable in advance on or before the first day of each month.

    18.  SURRENDER OF PREMISES.

         (a) Tenant shall peaceably surrender the Premises to Landlord on the Expiration Date, in broom-clean condition and in as good condition as when Tenant took possession, except for (i) normal wear and tear, (ii) loss by fire or other casualty, and (iii) loss by condemnation. Tenant shall remove Tenant's Property on or before the Expiration Date and promptly repair all damage to the Premises or Building caused by such removal.

         (b) If Tenant vacates, abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant's Property left on the Premises shall be deemed to be abandoned, and, at Landlord's option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant's Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant. On the Expiration Date Tenant shall surrender all keys to the Premises.

    19.  DESTRUCTION OR DAMAGE.

         (a) If the Premises or the portion of the Building necessary for Tenant's occupancy is damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall, subject to the provisions of this Article, promptly repair the damage, if such repairs can, in Landlord's reasonable opinion, be completed within ninety (90) days. If Landlord determines that repairs can be completed within ninety (90) days, this Lease shall remain in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant or Tenant's agents, employees, contractors, licensees or invitees, the Base Rent shall be abated to the extent Tenant's use of the Premises is impaired, commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 19(d).

         (b) If in Landlord's reasonable opinion, such repairs to the Premises or portion of the Building necessary for Tenant's occupancy cannot be completed within ninety (90) days, Landlord may elect, upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

         (c) If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord's opinion repair thereof cannot be completed within ninety (90) days, Landlord may elect upon notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but the Base Rent shall be partially abated as provided in Section 19(a). If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

         (d) If the Premises are to be repaired under this Article, Landlord shall repair at its cost any injury or damage to the Building and Building Standard Work in the Premises. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold improvements and Tenant's Property. Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

         (e) If Landlord is not obligated to and elects not to repair following a casualty, or if the casualty materially affects Tenant's use of or access to the Premises and the repair which Landlord elects or is obligated to perform is reasonably expected to take more than one hundred eighty (180) days to complete, Tenant shall have the right to terminate this Lease effective as of the date of such casualty by delivering written notice to Landlord.

         (f) This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances, in the absence of express agreement, shall have no application.

    20.  EMINENT DOMAIN.

         (a) If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi-public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (i) Tenant shall have the right to terminate this Lease by notice to Landlord given within ninety (90) days after the date of such taking if any material part of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and
(ii) Landlord shall have the right to terminate this Lease by notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease pursuant to this Section, the Lease shall terminate on the thirtieth (30th) day after either such notice. The Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, the Base Rent and Tenant's Proportionate Share shall be equitably adjusted according to the remaining Rentable Area of the Premises and Project.

         (b) In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority. Tenant, however, shall have the right, to the extent that Landlord's award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant's improvements and personal property.

         (c) In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking, but only to the extent of Building Standard Work. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant's Property.

    21.  INDEMNIFICATION.

         (a) Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, invitees or contractors, Tenant shall indemnify and hold Landlord harmless from and against liability and claims of any kind for loss or damage to property of Tenant or any other person, or for any injury to or death of any person, arising out of: (1) Tenant's use and occupancy of the Premises, or any work, activity or other things allowed or suffered by Tenant to be done in, on or about the Premises; (2) any breach or default by Tenant of any of Tenant's obligations under this Lease; or (3) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, invitees or contractors. Tenant shall at Tenant's expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim and shall indemnify Landlord against all costs, attorneys' fees, expert witness fees and any other expenses incurred in such action or proceeding. As a material part of the consideration for Landlord's execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause.

         (b) Except to the extent arising from the gross negligence or willful misconduct of Landlord or its agents, employees, invitees or contractors, Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project.

    22.  TENANT'S INSURANCE.

         (a) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies acceptable to Landlord and Landlord's lender and qualified to do business in the State. Each policy shall name Landlord, and at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear. Each policy shall contain (i) a cross-liability endorsement, (ii) a provision that such policy and the coverage evidenced thereby shall be primary and non-contributing with respect to any policies carried by Landlord and that any coverage carried by Landlord shall be excess insurance, and (iii) a waiver by the insurer of any right of subrogation against Landlord, its agents, employees and representatives, which arises or might arise by reason of any payment under such policy or by reason of any act or omission of Landlord, its agents, employees or representatives. A copy of each paid up policy (authenticated by the insurer) or certificate of the insurer evidencing the existence and amount of each insurance policy required hereunder shall be delivered to Landlord before the date Tenant is first given the right of possession of the Premises, and thereafter within thirty (30) days after any demand by Landlord therefor. Landlord may, at any time and from time to time, inspect and/or copy any insurance policies required to be maintained by Tenant hereunder.
No such policy shall be cancelable except after twenty (20) days written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten (10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums together with a twenty-five percent (25%) handling charge, payable upon demand.
Tenant shall have the right to provide such insurance coverage pursuant to blanket policies obtained by the Tenant, provided such blanket policies expressly afford coverage to the Premises, Landlord, Landlord's mortgagee and Tenant as required by this Lease.

         (b) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect policies of casualty insurance covering (i) all Leasehold Improvements (including any alterations, additions or improvements as may be made by Tenant pursuant to the provisions of
Article 12 hereof), and (ii) trade fixtures, merchandise and other personal property from time to time in, on or about the Premises, in an amount not less than one hundred percent (100%) of their actual replacement cost from time to time, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. The proceeds of such insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (i) shall be paid to Landlord, and the proceeds under (ii) above shall be paid to Tenant.

         (c) Beginning on the date Tenant is given access to the Premises for any purpose and continuing until expiration of the Term, Tenant shall procure, pay for and maintain in effect workers' compensation insurance as required by law and comprehensive public liability and property damage insurance with respect to the construction of improvements on the Premises, the use, operation or condition of the Premises and the operations of Tenant in, on or about the Premises, providing personal injury and broad form property damage coverage for not less than One Million Dollars ($1,000,000) combined single limit for bodily injury, death and property damage liability.

         (d) Not less than every three (3) years during the Term, Landlord shall have the right, in Landlord's reasonable business judgment, to increases in all of Tenant's insurance policy limits for all insurance to be carried by Tenant as set forth in this Article.

    23. WAIVER OF SUBROGATION. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives of the other, on account of loss by or damage to the waiving party of its property or the property of others under its control, to the extent that such loss or damage is insured against under any fire and extended coverage insurance policy which either may have in force at the time of the loss or damage. Tenant shall, upon obtaining the policies of insurance required under this Lease, give notice to its insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

    24. SUBORDINATION AND ATTORNMENT. Upon written request of Landlord, or any mortgage or deed of trust beneficiary of Landlord, or ground lessor of Landlord, Tenant shall, in writing, subordinate its rights under this Lease to the lien of any mortgage or deed of trust now or hereafter in effect with respect to the Building or Project, or to the interest of any lease in which Landlord now or hereafter becomes lessee, and to all advances made or hereafter to be made thereunder, provided that Tenant receives a non-disturbance agreement from the holder of any such mortgage, deed of trust or ground lease now or hereafter recorded against the Project during the term of this Lease on such party's standard form. In addition, Landlord shall use reasonable efforts to procure a non-disturbance agreement from the holder of any mortgage, deed of trust or ground lease recorded against the Project as of the date of this Lease, on such party's standard form. The holder of any security interest may, upon written notice to Tenant, elect to have this Lease prior to its security interest regardless of the time of the granting or recording of such security interest.

         In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Promises subject to this Lease and Tenant's possession is not disturbed as a result of such foreclosure, transfer or termination.

    25. TENANT ESTOPPEL CERTIFICATES. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord's designee, a written statement certifying (a) that this Lease is unmodified and in full force and effect, or is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and additional rent have been paid in advance; (c) the amount of any security deposited with Landlord; (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default; and (e) such other matters reasonably requested by Landlord. Any such statement may be relied upon by a purchaser. assignee or lender of Landlord. Tenant's failure to execute and deliver such statement within the time required shall at Landlord's election be a default under this Lease and shall also be conclusive upon Tenant that: (1) this Lease is in full force and effect and has not been modified except as represented by Landlord; (2) there are no uncured defaults in Landlord's performance and that Tenant has no right of offset, counter-claim or deduction against Rent; and (3) no more than one month's Rent has been paid in advance.

    26. TRANSFER OF LANDLORD'S INTEREST. In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, providing the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. If any Security Deposit or prepaid Rent has been paid by Tenant, Landlord may transfer the Security Deposit or prepaid Rent to Landlord's successor and upon such transfer, and assumption by such successor, Landlord shall be relieved of any and all further liability with respect thereto.

    27.  DEFAULT.

         27.1 TENANT'S DEFAULT. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant:

              (a)  If Tenant abandons the Premises; or

              (b) If Tenant fails to pay any Rent within ten (10) days of the due date, or any other charges required to be paid by Tenant under this Lease within ten (10) days after written notice from Landlord to Tenant specifying such failure (provided that the foregoing shall not be construed as a grace period in favor of Tenant); or

              (c) If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after written notice from Landlord to Tenant specifying such failure; provided, however, that if any such failure not involving a hazardous condition cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time; or

              (d) If a writ of attachment or execution is levied on this Lease or a substantial portion of Tenant's assets, where such writ is not discharged within forty-five (45) days; or

              (e) If Tenant makes a general assignment for the benefit of creditors, or provides for an arrangement, composition, extension or adjustment with its creditors; or

              (f) If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within forty-five
(45) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of forty-five (45) days; or

              (g) If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant's Property (or has the authority to do so) for the purpose of enforcing a lien against the Premises or Tenant's Property; or

              (h) If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in subparagraphs (d) through (g) above.

         27.2 REMEDIES. In the event of Tenant's default hereunder as provided in Section 27.1 above, then in addition to any other rights or remedies Landlord may have under any law, Landlord shall have the right, at Landlord's option, without further notice or demand of any kind to do the following:

              (a) Terminate this Lease and Tenant's right to possession of the Promises and re-enter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

              (b) Continue this Lease in effect, re-enter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

              (c) Re-enter the Premises under the provisions of subparagraph b, and thereafter elect to terminate this Lease and Tenant's right to possession of the Premises.

              If Landlord re-enters the Premises under the provisions of subparagraphs (b) or (c) above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing, unless Landlord notifies Tenant in writing of Landlord's election to terminate this Lease. In the event of any re-entry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant's Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any necessary alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making necessary alterations and repairs to the Premises, which are not covered by the rent received from the reletting.

              Should Landlord elect to terminate this Lease under the provisions of subparagraph (a) or (c) above, Landlord may recover as damages from Tenant the following:

                   (1) PAST RENT. The worth at the time of the award of any unpaid Rent which had been earned at the time of termination; plus

                   (2) RENT PRIOR TO AWARD. The worth at the time of the award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

                   (3) RENT AFTER AWARD. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the rental loss that Tenant proves could be reasonably avoided; plus

                   (4) PROXIMATELY CAUSED DAMAGES. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys' fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant's default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including broker's commissions.

              The "worth at the time of the award" as used in subparagraphs 1 and 2 above, is to be computed by allowing interest at the rate of ten percent (10%) per annum. "The worth at the time of the award" as used in subparagraph 3 above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

              The waiver by Landlord of any breach of any term, covenant or condition of this Lease shall not be deemed a waiver of such term, covenant or condition or of any subsequent breach of the same or any other term, covenant or condition. Acceptance of Rent by Landlord subsequent to any breach hereof shall not be deemed a waiver of any preceding breach other than the failure to pay the particular Rent so accepted, regardless of Landlord's knowledge of any breach at the time of such acceptance of Rent. Landlord shall not be deemed to have waived any term, covenant or condition unless Landlord gives Tenant written notice of such waiver.

         27.3 LANDLORD'S DEFAULT. If Landlord fails to perform any covenant, condition or agreement contained in this Lease within thirty (30) days after receipt of written notice from Tenant specifying such default, or if such default cannot reasonably be cured within thirty (30) days, if Landlord fails to commence to cure within that thirty (30) day period, then Landlord shall be liable to Tenant for any damages sustained by Tenant as a result of Landlord's breach; provided, however, it is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment or receivable by Landlord upon the sale or other disposition of all or any portion of Landlord's right, title or interest in the Project and out of rents, issues, profits, and other income actually received on account of Landlord's right, title and interest in the Premises, Building or Project, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any) wherever situated, shall be subject to levy to satisfy such judgment. Tenant shall not have the right to withhold, reduce or offset any amount against any payments of Rent or any other charges due and payable under this Lease except as otherwise specifically provided herein.

         27.4 NOTICE AND CURE. Whenever the term "default" is used in this Lease, it shall mean a default beyond any applicable notice and cure periods set forth in Section 27.1 or 27.3 above.

    28. BROKERAGE FEES. Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except those noted in Section 2(c). Tenant shall indemnify and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys' fees) for any compensation, commission or fees claimed by any other real estate broker or agent in connection with this Lease or its negotiation by reason of any act of Tenant.

    29. NOTICES. All notices, approvals and demands permitted or required to be given under this Lease shall be in writing and deemed duly served or given if personally delivered, sent by certified or registered U.S. mail, postage prepaid, return receipt requested, or sent by a nationally recognized courier service (such as FedEx) for next-day delivery and if sent in either manner addressed as follows: (a) if to Landlord, to Landlord's Mailing Address and to the Building manager, and (b) if to Tenant, to Tenant's Mailing Address,
Attention: President. Notices, approvals and demands given in the foregoing manner shall be deemed given when actually received or refused by the party to whom sent ,unless mailed, in which event same shall be deemed given on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs. Landlord and Tenant may from time to time by notice to the other designate another place for receipt of future notices.

    30. GOVERNMENT ENERGY OR UTILITY CONTROLS. In the event of imposition of Federal, State or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail, and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

    31. RELOCATION OF PREMISES. Landlord shall have the right to relocate the Premises to another part of the Building in accordance with the following:

         (a) The new premises shall be substantially the same in size, dimensions, configuration, decor and nature as the Premises described in this Lease, and if the relocation occurs after the Commencement Date, shall be placed in that condition by Landlord at its cost.

         (b) Landlord shall give Tenant at least thirty (30) days written notice of Landlord's intention to relocate the Premises.

         (c) As nearly as practicable, the physical relocation of the Premises shall take place on a weekend and shall be completed before the following Monday. If the physical relocation has not been completed in that time, Base Rent shall abate in full from the time the physical relocation commences to the time it is completed. Upon completion of such relocation, the new premises shall become the "Premises" under this Lease.

         (d) All reasonable costs incurred by Tenant as a result of the relocation shall be paid by Landlord.

         (e) If the new premises are smaller than the Premises as it existed before the relocation, Base Rent and Tenant's Proportionate Share shall be reduced proportionately.

         (f) The parties hereto shall immediately execute an amendment to this Lease setting forth the relocation of the Premises and the reduction of Base Rent and Tenant's Proportionate Share, if any.

    32. QUIET ENJOYMENT. Tenant, upon paying the Rent and performing all of its obligations under this Lease, shall have the right to peaceably and quietly enjoy the Premises and the Common Areas, subject to the terms of this Lease and, subject to the provisions of Article 24 above, subject to any mortgage, lease, or other agreement to which this Lease may be subordinate.

    33.  INTENTIONALLY OMITTED

    34. FORCE MAJEURE. Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Notwithstanding the foregoing, nothing in this Article 34 shall excuse or delay Tenant's obligation to pay Rent or other charges under this Lease.

    35. CURING TENANT'S DEFAULTS. If Tenant defaults in the performance of any of its obligations under this Lease, Landlord may (but shall not be obligated to) without waiving such default, perform the same for the account at the expense of Tenant. Tenant shall pay Landlord all costs of such performance promptly upon receipt of a bill therefor.

    36. SIGN CONTROL. Except with respect to any signage rights expressly granted to Tenant by Landlord pursuant to the terms of this Lease, Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation, the inside or outside of windows or doors, without the written consent of Landlord. Landlord shall have the right to remove any signs or other matter, installed without Landlord's permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as additional rent hereunder, payable within ten (10) days of written demand by Landlord.

    37.  MISCELLANEOUS.

         (a) ACCORD AND SATISFACTION; ALLOCATION OF PAYMENTS. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

         (b) ADDENDA. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

         (c) ATTORNEYS' FEES. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred on account of such action or proceeding.

         (d) CAPTIONS, ARTICLES AND SECTION-NUMBERS. The captions appearing within the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Article and Section numbers refer to Articles and Sections in this Lease.

         (e) CHANGES REQUESTED BY LENDER. Tenant shall not unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord's interest, so long as these changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of Tenant.

         (f) CHOICE OF LAW. This Lease shall be construed and enforced in accordance with the laws of the State.

         (g) CONSENT. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and in such event, Tenant's only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

         (h) CORPORATE AUTHORITY. If Tenant is a corporation, each individual signing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of the corporation, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord's request, deliver a certified copy of a resolution of its board of directors authorizing such execution.

         (i) COUNTERPARTS. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

         (j) EXECUTION OF LEASE; NO OPTION. The submission of this Lease to Tenant shall be for examination purposes only, and does not and shall not constitute a reservation of or option for Tenant to lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

         (k) FURNISHING OF FINANCIAL STATEMENTS; TENANT'S REPRESENTATIONS. In order to induce Landlord to enter into this Lease Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord's written request, with financial statements reflecting Tenant's current financial condition. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all material respects.

         (l) FURTHER ASSURANCES. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

         (m) MORTGAGEE PROTECTION. Tenant agrees to send by certified or registered mall to any mortgagee or deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord falls to cure such default within the time provided for in this Lease, such mortgagee or beneficiary shall have an additional thirty (30) days to cure such default; provided that if such default cannot reasonably be cured within that thirty (30) day period, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

         (n) PRIOR AGREEMENTS; AMENDMENTS. This Lease, including all exhibits and addenda hereto, contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreement or understanding pertaining to any such matter shall be effective for any purpose. No provisions of this Lease may be amended or supplemented except by an agreement in writing signed by the parties or their respective successors in interest.

         (o) RECORDING. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a "short form" memorandum of this Lease for recording purposes.

         (p) SEVERABILITY. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

         (q) SUCCESSORS AND ASSIGNS. This Lease shall apply to and bind the heirs, personal representatives, and permitted successors and assigns of the parties.

         (r)  TIME OF THE ESSENCE.  Time is of the essence of this Lease.

         (s) WAIVER. No delay or omission in the exercise of any right or remedy of either party upon any default by the other shall impair such right or remedy or be construed as a waiver of such default.

         The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular Rent payment involved.

         No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only a written notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

         Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

         Any waiver by either party of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

         (t) ACCESS. Tenant shall be entitled to access to the Premises and parking areas twenty-four (24) hours per day, seven (7) days per week, throughout the Term.

         (u) CHANGES TO AND MAINTENANCE AND REGULATION OF PROJECT. Notwithstanding anything in the Lease to the contrary, Landlord shall perform its duties and exercise its rights under all provisions of the Lease concerning Landlord's use, repair, maintenance or regulation of, or changes, improvements or alterations to the Project or any portion thereof (including the Premises) in a manner which reasonably minimizes interference with Tenant's use of, business operations at, and access to the Premises. If Tenant is prevented from having access to the Premises, due to any casualty or other occurrence, for five (5) consecutive days or ten (10) days in any month, then Tenant's rent shall be reduced to the extent of any rental interruption insurance proceeds actually received by Landlord in connection with any such casualty or occurrence.

         (v) REASONABLENESS. Any time the Lease grants to Landlord or Tenant the right to take action or exercise discretion, or grants Landlord the right to establish rules and regulations or grants Tenant or Landlord the right to make allocations or other determinations ,Landlord and Tenant shall, unless otherwise expressly set forth in the Lease, act reasonably and in good faith and take no action which might result in the frustration of the reasonable expectations of a sophisticated landlord and tenant concerning the benefits to be enjoyed under the Lease.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the dates set forth below.


LANDLORD:                              VILLAGE PLAZA ASSOCIATES, LLC
                                       a California limited liability company


                                       By:
                                          -----------------------------------
                                          J.R. ORTON, III
                                          Manager



TENANT:                                SCOOP, INC., a California corporation


                                       By:
                                          -----------------------------------
                                          Its
                                             --------------------------------

                                      EXHIBIT C
                             BUILDING STANDARD WORKLETTER


    Landlord shall improve the Premises in accordance with a mutually agreeable floor plan to be attached to and made a part of this Lease. Landlord's contractor shall conduct all tenant improvement work, and if desired, Tenant may select a qualified contractor suitable to Landlord who may bid on all or a portion of the tenant improvement work. Included in the tenant improvement work will be space planning, construction drawings, and permitting through the City of Santa Ana. Landlord will contribute a maximum of $8.25 per usable square foot to improve the Premises. Any amounts above $8.25 per rentable square foot shall be the sole responsibility of Tenant.

[DESCRIPTION OF LANDLORD'S INITIAL WORK AND LANDLORD'S ADDITIONAL WORK TO
FOLLOW]

                                      EXHIBIT D
                                RULES AND REGULATIONS
                       ATTACHED TO AND MADE PART OF THIS LEASE


    1. No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed, printed or affixed on or to the Premises or to the outside or inside of the Building without the prior written consent of Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. Landlord shall have the right, unless Landlord has given prior written consent, to remove any such sign, placard, picture, advertisement, name or notice, without notice to and at the expense of Tenant, and Landlord shall not be liable in damages for such removal. All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at the expense of Tenant by Landlord or by a person selected by Landlord and in a manner and style acceptable to Landlord.

    2. No tenant shall obtain for use on the Premises waxing, cleaning, interior glass polishing, rubbish removal, towel or other similar services, or accept barbering or bootblacking, or coffee cart services, milk, soft drinks or other like services on the Premises, except from persons authorized by Landlord and at the hours and under regulations fixed by Landlord. No vending machines or machines of any description shall be installed, maintained or operated upon the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld.

    3. The directories of the Building shall be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom and otherwise limit the number of listings thereon.

    4. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress and egress from their respective premises. The halls, passages, exits, entrances, elevator, stairways and the roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence, in the judgment of the Landlord, shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants; provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of Tenant's business unless such persons are engaged in illegal activities. No tenant and no employees or invitees of any tenant shall go upon tile roof of the Building.

    5. Tenant, upon termination of its tenancy, shall deliver to Landlord the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and, in the event of loss of any keys so furnished, shall pay Landlord therefor. Tenant shall not alter any lock nor install


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
         any new or additional locks or any bolts on any door of the Premises, other than Tenant's safes and vaults.

    6. Toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of this Rule shall be borne by tenant who, or whose employees, shall have caused it.

    7. Tenant shall not overload the floor of the Premises or mark, drive nails, screw or drill into the partitions, ceilings or floor or in ally way deface the Premises.

    8. Except with respect to the use of Tenant's direct entrances to the Premises, no furniture, packages, supplies, merchandise, freight or equipment of any kind shall be brought into the Building without the prior consent of Landlord. All moving of the same into or out of the Building shall be via the Building's freight handling facilities, unless otherwise directed by Landlord, at such time and in such manner as Landlord shall prescribe. No hand trucks or vehicles (other than a wheelchair for an individual) shall be used in passenger elevators. Any hand trucks permitted in the Building must be equipped with soft rubber tires and side guards.

    9. Landlord shall have the right to prescribe the weight, size and position of all safes and other heavy equipment brought into the Building, the times and manner of moving the same in or out of the Building, and all such moving must be done under the supervision of Landlord. Safes or other heavy equipment shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary to properly distribute the weight. Landlord shall not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of Tenant.

    10. Tenant shall not employ any person or persons other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. Tenant shall not cause any unnecessary labor by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness. Janitor service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include shampooing of carpets or rugs or moving of furniture or other special services. Janitor service will not be furnished on nights when rooms are occupied after 9:30 P.M. Window cleaning shall be done only by Landlord. Except with respect to Landlord's gross negligence in the selection of a janitorial service, Landlord shall not be responsible to any tenant for any loss of property on the Premises, however occurring, or for any damage done to the effects of any tenant by the janitor or any other employee or any other person including the building guards.

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

         Landlord shall cooperate reasonably with Tenant, at no cost to Landlord, should Tenant wish to pursue any legitimate claims against Landlord's janitorial service.

    11. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in any manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought in or kept in or about the Premises or the Building.

    12. No cooking shall be done or permitted by any tenant on the Premises, nor shall the Premises be used for the manufacture or storage of merchandise, for washing clothes, for lodging, or for any improper, objectionable or immoral purpose.

    13. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable, explosive or combustible fluid or material, or use any method of heating or air conditioning other than that supplied by Landlord.

    14. Landlord will direct electricians as to where and how telephone and telegraph wires are to be introduced. No boring or cutting for wires or stringing of wires will be allowed without the written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to approval of Landlord.

    15. No tenant shall lay linoleum, tile, carpet or other similar floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord. The expense of repairing any damage resulting from a violation of this Rule or removal of any floor covering shall be borne by tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

    16. Landlord reserves the right to close and keep locked all entrance and exit doors of the Building and otherwise regulate access of all persons (other than Tenant's employees) to the Building on Sundays and public holidays and on other days between the hours of 6:00 p.m. and 7:00 a.m. and at such other times as Landlord may deem advisable for the adequate protection and safety of the Building, its tenants and occupants, and property in the Building. Landlord may refuse admission to the Building outside of ordinary business hours to any person not known to the employee of the Building in charge or not having a pass issued by Landlord or not properly identified and may require persons admitted to or leaving the Building to register. Any person whose presence in the Building at any time shall, in the sole judgment of Landlord, be prejudicial to the safety, character, reputation and interests of the Building or its tenants may be denied access to the Building or may be ejected therefrom. Landlord may require any person leaving the Building with any package or other object to exhibit a pass from tenant from whose premises the package or object is being


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

         removed but the establishment and enforcement of such requirement shall not impose any responsibility on Landlord for the prosecution of any tenant against the removal of property from the Premises of tenant. Landlord shall, in no case, be liable for damages for any error with regard to the admission or exclusion from the Building of any person.

    17. Tenant shall see that the doors of its Premises are closed and securely locked before leaving the Building and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before Tenant or Tenant's employees leave the Building and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness Tenant shall make good all injury sustained by other tenants or occupants of the Building or Landlord.

    18. The requirements of Tenant shall be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord.

    19. Tenant shall not install or use any blinds, shades, awnings or screens in connection with any window or door of the Premises and shall not use any drape or window covering facing any exterior glass surface other than the standard drape established by Landlord.

    20. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on windows of the Premises. Tenant shall not obstruct, alter, or in any way impair the efficient operation of Landlord's heating, ventilating and air conditioning system, and shall not place bottles, machines, parcels or any other articles on the induction unit enclosure so as to interfere with air flow. Tenant shall not tamper with or change the settings of any thermostats or control valves.

    21. Canvassing, soliciting and peddling within the entire Building complex are prohibited unless specifically approved by Landlord, and each tenant shall cooperate to prevent such activity.

    22. All parking ramps and areas, plus other public areas forming a part of the complex, shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the Rules and Regulations that may be established from time to time by Landlord for these areas.

    23. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a location for offices and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. Tenant shall not, without the prior written consent of Landlord which may be granted or withheld

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

         in Landlord's sole and absolute discretion, use the name of the Building or the Project for any purpose other than as an address of the business to be conducted by Tenant in the Premises. Tenant shall not be permitted to use any other tradename, trademark or fictitious business name of Landlord, nor shall Tenant do anything in connection with Tenant's business or advertising which in the reasonable judgment of Landlord may reflect unfavorably on Landlord, the Building or the Project, or confuse or mislead the public as to any apparent connection or relationship between Landlord and Tenant.

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
                                      EXHIBIT E
                                      ADDENDUM


THIS ADDENDUM IS ATTACHED TO AND MADE A PART OF THAT CERTAIN OFFICE BUILDING LEASE (THE "LEASE") BY AND BETWEEN VILLAGE PLAZA ASSOCIATES, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY ("LANDLORD") AND SCOOP, INC., A CALIFORNIA CORPORATION ("TENANT") DATED ______________, 1996.

38. COMMISSION:
    Landlord shall pay to Grubb & Ellis a commission in the amount of $18,637.20. This commission shall be paid in four (4) installments as follows:

    (1) Installment one (1) in the amount of $4,659.30 upon execution of the Lease by Landlord and Tenant.

    (2) Installment two (2) in the amount of $4,659.30 one (1) year from the Lease commencement date.

    (3) Installment three (3) in the amount of $4,659.30 two (2) years from the Lease commencement date.

    (4) Installment four (4) in the amount of $4,659.30 three (3) years from the Lease commencement date.

    Notwithstanding the foregoing, if CalTrans delivers written notice to Landlord terminating its option to terminate the CalTrans lease, Grubb & Ellis shall be paid immediately following Landlord's receipt of the termination notice from CalTrans the difference between $18,637.20 and the commission already paid to Grubb & Ellis.

39. MONTHLY RENTAL SCHEDULE

    Monthly Installments of Base Rent shall be as follows during the Term:

    MONTHS         MONTHLY RENTAL AMOUNT PSF/FSG     MONTHLY AMOUNT
    ------         -----------------------------     --------------
    1-12                     $1.15                     $7,290.00
    13-24                    $1.20                     $7.607.00
    25-36                    $1.25                     $7,924.00
    37-48                    $1.30                     $8,241.00

40. SIGNAGE
    Landlord shall provide, at Tenant's sole cost, suite signage and eyebrow signage on the building per City approval. Building signage shall be as mutually agreeable to Landlord and Tenant as to size and location.


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

41. CANCELLATION OF LEASE
    If CalTrans exercises its right to cancel its lease obligation at the Building, Landlord shall immediately notify Tenant of CalTrans' exercise and may, at Landlord's election, terminate the Lease as of the date specified in such notice, which date shall be not less than six (6) months from the date of said notice. In the event Landlord elects to terminate the Lease pursuant to this Section 41, the Expiration Date of the Lease shall be the date that is specified in Landlord's notice, provided, however, that Tenant shall have the right to sooner terminate the Lease by delivering written notice to Landlord so long as the Expiration Date specified in Tenant's notice is at least ninety (90) days after the date of Landlord's notice of termination.

42. RELOCATION COST
    In the event Landlord elects to terminate the Lease pursuant to Section 41 above during the first twenty-four (24) months of the Term, then, concurrently with giving Tenant written notice of such termination, Landlord shall pay Tenant the applicable relocation cost amount from the following chart, based upon the date such notice is given:

    MONTH OF TERM                 RELOCATION COST
    -------------                 ---------------
    1-12                          $20,000.00
    13                            $20,000.00
    14                            $18,333.34
    15                            $16,666.68
    16                            $15,000.00
    17                            $13,333.36
    18                            $11,666.70
    19                            $10,000.04
    20                            $ 8,333.38
    21                            $ 6,666.72
    22                            $ 5,000.06
    23                            $ 3,333.40
    24                            $ 1,666.74

    In the event Landlord elects to terminate the Lease pursuant to Section 41 above after the expiration of the first twenty-four (24) months of the Term, Landlord shall not be required to pay any relocation cost.

43. OPTION TO RENEW
    Tenant shall have the option to extend the Term of this Lease until December 31, 2001 ("Option Term") upon the expiration of the initial Term of this Lease, by giving notice of exercise of the option ("Option Notice") in writing to Landlord at least six (6) months before the expiration of the initial Lease Term. Notwithstanding the foregoing, if Tenant is in default under any term or provision of this Lease as of the date of the giving of the Option Notice, the Option Notice shall be null, void, and of no effect, or if Tenant is in default on the date the Option Term is to commence, the Option Term shall not commence, and this Lease shall expire at the end of the initial Lease Term.

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

    The monthly Base Rent for the Premises during the Option Term shall be set at the then prevailing Monthly Base Rent for comparable quality office buildings in the Santa Ana area. Included in this calculation shall be Monthly Base Rent, any escalations thereto that are common in the market at the time and other terms and conditions then common in the market. The parties shall have thirty (30) days after Landlord receives the Option Notice in which to agree on the Monthly Base Rent and other Terms and Conditions during the Option Term. If the parties agree on the Monthly Base Rent and other terms and conditions for the extended term within such thirty (30) day period, they shall promptly execute an amendment to this Lease stating such terms and conditions. If the parties are not able to agree within such period, then Landlord and Tenant shall seek two (2) independent appraisers who shall determine these issues. In the event the two (2) appraisers cannot agree with one another, then the two (2) appraisers are to select a third appraiser, and the average of the three (3) appraisals will be used by the appraisers to determine the fair market value for comparable buildings in the Santa Ana area. The three (3) appraisers will have sixty (60) days to finalize these issues. The cost of the appraisers shall be split equally between Landlord and Tenant.

44. LANDLORD'S REPRESENTATIONS.
    Landlord represents that, to the best of Landlord's knowledge, (i) the Premises and the Project are free of asbestos and other hazardous materials as of the date Tenant takes possession of the Premises, and (ii) the Premises shall be delivered to Tenant in full compliance with the Americans with Disabilities Act and Title 24 (California) requirements, assuming Tenant's occupancy and standard improvements.

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